ASSISTANCE AGREEMENT

1. Award No.	2. Modification No.	3. Effective Date	4. CFDA No.
DE-EE0010396		10/01/2023	81.086

5. Awarded To	6. Sponsoring Office	7. Period of Performance
AMERICAN BATTERY TECHNOLOGY COMPANY Attn: Ryan Melsert 100 WASHINGTON ST STE 100 RENO NV 895035643	Energy Effcy & Renewable Energy EE-1 U.S. Department of Energy 1000 Independence Avenue, S.W. Washington DC 20585	10/01/2023 through 09/30/2024

8. Type of Agreement	9. Authority	10. Purchase Request or Funding Document No.
[X] Grant [ ] Cooperative Agreement [ ] Other	See Page 2	23EE002334

11. Remittance Address	12. Total Amount	13. Funds Obligated
AMERICAN BATTERY TECHNOLOGY COMPANY Attn: Ryan Melsert 100 Washington Street Suite #100 Reno NV 89503	Govt. Share: $9,999,378.00 Cost Share : $10,000,622.00 Total : $20,000,000.00	This action: $9,999,378.00 Total : $9,999,378.00

14. Principal Investigator	15. Program Manager	16. Administrator
	Kristi L. Danley-Pysh Phone: 412-228-2022	U.S. DOE/NETL NATIONAL ENERGY TECH LAB 3610 Collins Ferry Road Morgantown WV 26505-2353

17. Submit Payment Requests To	18. Paying Office	19. Submit Reports To
VIPERS https://vipers.doe.gov Any questions, please contact by call/email 855-384-7377 or ViperSupport@hq.doe.gov	VIPERS https://vipers.doe.gov Any questions, please contact by call/email 855-384-7377 or ViperSupport@hq.doe.gov	See Attachment 2

20. Accounting and Appropriation Data

05461-2023-31-232442-25500-1005914-0000000-0000000-0000000

21. Research Title and/or Description of Project

Bipartisan Infrastructure Law (BIL) Advanced Separation and Processing Technologies for an Integrated Lithium-Ion Battery Recycling System

For the Recipient		For the United States of America	
22. Signature of Person Authorized to Sign		25. Signature of Grants/Agreements Officer	
23. Name and Title	24. Date Signed	26. Name of Officer Susan Miltenberger	27. Date Signed 09/11/2023

CONTINUATION SHEET	REFERENCE NO. OF DOCUMENT BEING CONTINUED DE-EE0010396	PAGE 2 OF 21

NAME OF OFFEROR OR CONTRACTOR
AMERICAN BATTERY TECHNOLOGY COMPANY

ITEM NO. (A)	SUPPLIES/SERVICES (B)	QUANTITY (C)	UNIT (D)	UNIT PRICE (E)	AMOUNT (F)
	UEI: XYAVRG95G9W6 DOE Award Administrator: Jodi Collins Jodi.Collins@netl.doe.gov 304-285-1390 Principal Investigator: Ryan Melsert rmelsert@batterymetals.com 518-428-0178 Recipient Business Point of Contact: Kristopher Gustafson kgustafson@batterymetals.com 847-525-6334 Period of Performance: 10/01/2023 to 09/30/2026 Budget Period 1 10/01/2023 to 09/30/2024 Budget Period 2 10/01/2024 to 09/30/2025 Budget Period 3 10/01/2025 to 09/30/2026 Authority: Block 9 Authority: Public Law (P.L.) 102-486, Energy Policy Act (EPAct) of 1992, amended by P.L. 109-58, EPAct 2005, Section 911, as amended (codified at 42 U.S.C. § 16191), P.L. 110-140, and P.L. 117-58, Infrastructure Investment and Jobs Act of 2021 (referred to as BIL), Section 40208 (codified at 42 U.S.C. § 18741.) ASAP: NO: STD IMMEDIATE Extent Competed: COMPETED Davis-Bacon Act: YES PI: Ryan Melsert Fund: 05461 Appr Year: 2023 Allottee: 31 Report Entity: 232442 Object Class: 25500 Program: 1005914 Project: 0000000 WFO: 0000000 Local Use: 0000000				

Section - - SPECIAL TERMS AND CONDITIONS FOR USE IN MOST GRANTS AND COOPERATIVE AGREEMENTS

LEGAL AUTHORITY AND EFFECT (JUNE 2015)

(a) A DOE financial assistance award is valid only if it is in writing and is signed, either in writing or electronically, by a DOE Contracting Officer.

(b) Recipients are free to accept or reject the award. A request to draw down DOE funds constitutes the Recipient's acceptance of the terms and conditions of this Award.

RESOLUTION OF CONFLICTING CONDITIONS

Any apparent inconsistency between Federal statutes and regulations and the terms and conditions contained in this award must be referred to the DOE Award Administrator for guidance.

AWARD AGREEMENT TERMS AND CONDITIONS (DECEMBER 2014)

This award/agreement consists of the Assistance Agreement cover page, plus the following:

a. Special terms and conditions.

b. Attachments:

Attachment No. Title

1 Intellectual Property Provisions

2 Statement of Project Objectives

3 Federal Assistance Reporting Checklist

4 Budget Pages

5 If the award is for Research, the Federal- Wide Research Terms and Conditions NOTE: The final version of the Research Terms and Conditions and the DOE Agency Specific Requirements will become effective for this award upon publication at http://www.nsf.gov/awards/managing/rtc.jsp

c. Applicable program regulations[], [] at http://www.eCFR.gov.

d. DOE Assistance Regulations, 2 CFR part 200 as amended by 2 CFR part 910 at http://www.eCFR.gov.

e. Application/proposal as approved by DOE.

f. National Policy Assurances to Be Incorporated as Award Terms in effect on date of award at http: http://www.nsf.gov/awards/managing/rtc.jsp.

.

AWARD PROJECT PERIOD AND BUDGET PERIODS

The Project Period for this award is [] through [] consisting of the following Budget Periods.

[CUT and PASTE Table from STRIPES Library document entitled FA Special Terms and Conditions Tables.]

CONFERENCE SPENDING (FEBRUARY 2015)

The recipient shall not expend any funds on a conference not directly and programmatically related to the purpose for which the grant or cooperative agreement was awarded that would defray the cost to the United States Government of a conference held by any Executive branch department, agency, board, commission, or office for which the cost to the United States Government would otherwise exceed $20,000, thereby circumventing the required notification by the head of any such Executive Branch department, agency, board, commission, or office to the Inspector General (or senior ethics official for any entity without an Inspector General), of the date, location, and number of employees attending such conference.

PAYMENT PROCEDURES - REIMBURSEMENT THROUGH THE AUTOMATED CLEARING HOUSE (ACH) VENDOR INQUIRY PAYMENT ELECTRONIC REPORTING SYSTEM (VIPERS)

a. Method of Payment. Payment will be made by reimbursement through ACH.

b. Requesting Reimbursement. Requests for reimbursements must be made electronically through Department of Energy's Oak Ridge Financial Service Center (ORFSC) VIPERS. To access and use VIPERS, you must enroll at https://vipers.doe.gov. Detailed instructions on how to enroll are provided on the web site.

For non-construction awards, you must submit a Standard Form (SF) 270, "Request for Advance or Reimbursement" at https://vipers.doe.gov and attach a file containing appropriate supporting documentation. The file attachment must show the total federal share claimed on the SF 270, the non-federal share claimed for the billing period if cost sharing is required, and cumulative expenditures to date (both Federal and non-Federal) for each of the following categories: salaries/wages and fringe benefits; equipment; travel; participant/training support costs, if any; other direct costs, including subawards/contracts; and indirect costs. For construction awards, you must submit a SF 271, "Outlay Report and Request for Reimbursement for Construction Programs," through VIPERS.

c. Timing of submittals. Submittal of the SF 270 or SF 271 should coincide with your normal billing pattern, but not more frequently than every two weeks. Requests for reimbursement must be limited to the amount of disbursements made during the billing period for the federal share of direct project costs and the proportionate share of any allowable indirect costs incurred during that billing period.

d. Adjusting payment requests for available cash. You must disburse any funds that are available from repayments to and interest earned on a revolving fund, program income, rebates, refunds, contract settlements, audit recoveries, credits, discounts, and interest earned on any of those funds before requesting additional cash payments from DOE/NNSA.

e. Payments. The DOE approving official will approve the invoice as soon as practicable but not later than 30 days after your request is received, unless the billing is improper. Upon receipt of an invoice payment authorization from the DOE approving official, the ORFSC will disburse payment to you. You may check the

status of your payments at the VIPER web site. All payments are made by electronic funds transfer to the bank account identified on the ACH Vendor/Miscellaneous Payment Enrollment Form (SF 3881) that you filed.

COST SHARING FFRDC'S NOT INVOLVED

a. Total Estimated Project Cost is the sum of the Government share and Recipient share of the estimated project costs. The Recipient's cost share must come from non-Federal sources unless otherwise allowed by law. By accepting federal funds under this award, you agree that you are liable for your percentage share of total allowable project costs, on a budget period basis, even if the project is terminated early or is not funded to its completion. This cost is shared as follows:

[CUT and PASTE Table from STRIPES Library document entitled FA Special Terms and Conditions Tables.]

b. If you discover that you may be unable to provide cost sharing of at least the amount identified in paragraph a of this term, you should immediately provide written notification to the DOE Award Administrator indicating whether you will continue or phase out the project. If you plan to continue the project, the notification must describe how replacement cost sharing will be secured.

c. You must maintain records of all project costs that you claim as cost sharing, including in-kind costs, as well as records of costs to be paid by DOE/NNSA. Such records are subject to audit.

d. Failure to provide the cost sharing required by this term may result in the subsequent recovery by DOE/NNSA of some or all the funds provided under the award.

REBUDGETING AND RECOVERY OF INDIRECT COSTS - REIMBURSABLE INDIRECT COSTS AND FRINGE BENEFITS

a. If actual allowable indirect costs are less than those budgeted and funded under the award, you may use the difference to pay additional allowable direct costs during the project period. If at the completion of the award the Government's share of total allowable costs (i.e., direct and indirect), is less than the total costs reimbursed, you must refund the difference.

b. Recipients are expected to manage their indirect costs. DOE will not amend an award solely to provide additional funds for changes in indirect cost rates. DOE recognizes that the inability to obtain full reimbursement for indirect costs means the recipient must absorb the underrecovery. Such underrecovery may be allocated as part of the organization's required cost sharing.

USE OF PROGRAM INCOME - ADDITION

If you earn program income during the project period as a result of this award, you may add the program income to the funds committed to the award and use it to further eligible project objectives.

STATEMENT OF FEDERAL STEWARDSHIP

DOE/NNSA will exercise normal Federal stewardship in overseeing the project activities performed under this award. Stewardship activities include, but are not limited to, conducting site visits; reviewing performance and financial reports; providing technical assistance and/or temporary intervention in unusual circumstances to correct deficiencies which develop during the project; assuring compliance with terms and conditions; and

reviewing technical performance after project completion to ensure that the award objectives have been accomplished.

SITE VISITS

DOE/NNSA's authorized representatives have the right to make site visits at reasonable times to review project accomplishments and management control systems and to provide technical assistance, if required. You must provide, and must require your subrecipients to provide, reasonable access to facilities, office space, resources, and assistance for the safety and convenience of the government representatives in the performance of their duties. All site visits and evaluations must be performed in a manner that does not unduly interfere with or delay the work.

REPORTING REQUIREMENTS (APRIL 2023)

a. Requirements. The reporting requirements for this award are identified on the Federal Assistance Reporting Checklist, DOE F 4600.2, attached to this award. Failure to comply with these reporting requirements is considered a material noncompliance with the terms of the award. Noncompliance may result in withholding of future payments, suspension, or termination of the current award, and withholding of future awards. A willful failure to perform, a history of failure to perform, or unsatisfactory performance of this and/or other financial assistance awards, may also result in a debarment action to preclude future awards by Federal agencies.

b. Dissemination of scientific/technical reporting products. Reporting project results in scientific and technical information (STI) publications/products to the DOE Office of Scientific and Technical Information (OSTI) ensures dissemination of research results to the public as well as preservation of the results. The DOE form F 4600.2, B. Scientific/Technical Reporting, has instructions for the DOE Energy Link (E-Link) system managed by OSTI. Scientific/technical reports and other STI products submitted under this award will be disseminated publicly on the Web via OSTI.GOV (https://www.osti.gov), unless the STI contains patentable material, protected data, or SBIR/STTR data, which must be indicated per instructions in DOE 4600.2.

c. Restrictions. Restrictions. STI products submitted to the DOE via E-link must not contain any Protected Personally Identifiable Information (PII), limited rights data, classified information, information subject to export control classification, or other information not subject to public release. The Contracting Officer or Technical Project Officer should be contacted with any questions. Limited rights data means data (other than computer software) developed at private expense that embody trade secrets or are commercial or financial and confidential or privileged. SBIR/STTR Protected Data, and other data subject to statutory data protection authorized by the award may be submitted, provided such data is properly marked and identified during submission. Submissions must not contain any “Proprietary”, “Confidential” or “Business Sensitive” markings or similar restrictive markings not authorized by the applicable government agreement.; it is acknowledged that DOE has the right to cancel or ignore such markings.

PUBLICATIONS

a. You are encouraged to publish or otherwise make publicly available the results of the work conducted under the award.

b. An acknowledgment of Federal support and a disclaimer must appear in the publication of any material, whether copyrighted or not, based on or developed under this project, as follows:

Acknowledgment: "This material is based upon work supported by the Department of Energy [National Nuclear Security Administration] [] under Award Number(s) []."

Disclaimer: "This report was prepared as an account of work sponsored by an agency of the United States Government. Neither the United States Government nor any agency thereof, nor any of their employees, makes any warranty, express or implied, or assumes any legal liability or responsibility for the accuracy, completeness, or usefulness of any information, apparatus, product, or process disclosed, or represents that its use would not infringe privately owned rights. Reference herein to any specific commercial product, process, or service by trade name, trademark, manufacturer, or otherwise does not necessarily constitute or imply its endorsement, recommendation, or favoring by the United States Government or any agency thereof. The views and opinions of authors expressed herein do not necessarily state or reflect those of the United States Government or any agency thereof."

FEDERAL, STATE, AND MUNICIPAL REQUIREMENTS

You must obtain any required permits and comply with applicable federal, state, and municipal laws, codes, and regulations for work performed under this award.

INTELLECTUAL PROPERTY PROVISIONS AND CONTACT INFORMATION

a. The intellectual property provisions applicable to this award are provided as an attachment to this award or are referenced on the Assistance Agreement Face Page. A list of all intellectual property provisions may be found at http://energy.gov/gc/standard-intellectual-property-ip-provisions-financial-assistance-awards

b. Questions regarding intellectual property matters should be referred to the DOE Award Administrator and the Patent Counsel designated as the service provider for the DOE office that issued the award. The IP Service Providers List is found at http://energy.gov/gc/downloads/intellectual-property-ip-service-providers-acquisition-and-assistance-transactions

NATIONAL SECURITY: CLASSIFIABLE RESULTS ORIGINATING UNDER AN AWARD (DECEMBER 2014)

This award is intended for unclassified, publicly releasable research. You will not be granted access to classified information. DOE/NNSA does not expect that the results of the research project will involve classified information. Under certain circumstances, however, a classification review of information originated under the award may be required. The Department may review research work generated under this award at any time to determine if it requires classification.

b. Executive Order 12958 (60 Fed. Reg. 19,825 (1995)) states that basic scientific research information not clearly related to the national security shall not be classified. Nevertheless, some information concerning (among other things) scientific, technological, or economic matters relating to national security or cryptology may require classification. If you originate information during the course of this award that you believe requires classification, you must promptly:

1. Notify the DOE Project Officer and the DOE Award Administrator;

2. Submit the information by registered mail directly to the Director, Office of Classification and Information Control, SO-10.2; U.S. Department of Energy; P.O. Box A; Germantown, MD 20875-0963, for classification review.

3. Restrict access to the information to the maximum extent possible until you are informed that the information is not classified, but no longer than 30 days after receipt by the Director, Office of Classification and Information Control.

c. If you originate information concerning the production or utilization of special nuclear material (i.e., plutonium, uranium enriched in the isotope 233 or 235, and any other material so determined under section 51 of the Atomic Energy Act) or nuclear energy, you must:

1. Notify the DOE Project Officer and the DOE Award Administrator;

2. Submit the information by registered mail directly to the Director, Office of Classification and Information Control, SO-10.2; U.S. Department of Energy; P. O. Box A; Germantown, MD 20875-0963 for classification review within 180 days of the date the recipient first discovers or first has reason to believe that the information is useful in such production or utilization; and

3. Restrict access to the information to the maximum extent possible until you are informed that the information is not classified, but no longer than 90 days after receipt by the Director, Office of Classification and Information Control.

d. If DOE determines any of the information requires classification, you agree that the Government may terminate the award with consent of the recipient in accordance with 2 CFR part 200.339(a)(3). All material deemed to be classified must be forwarded to the DOE, in a manner specified by DOE.

e. If DOE does not respond within the specified time periods, you are under no further obligation to restrict access to the information.

CONTINUATION APPLICATION AND FUNDING - AWARDS UNDER 2 CFR PART 200 AS AMENDED BY 2 CFR PART 910 (DECEMBER 2014)

Continuation Application. A continuation application is a non-competitive application for an additional budget period within a previously approved project period. At least 90 days before the end of each budget period, you must submit your continuation application to the DOE Program Manager whose name is in block 15 of the Award Agreement and to the Agreements Officer/Administrator whose name is in block 25 and address is listed in block 16 of the Award Agreement

Your continuation application must include the following information:

1. A report on your progress towards meeting the objectives of the project, including any significant findings, conclusions, or developments, and an estimate of any unobligated balances remaining at the end of the budget period. If the remaining unobligated balance is estimated to exceed 20 percent of the funds available for the budget period, explain why the excess funds have not been obligated and how they will be used in the next budget period.

2. A detailed budget and supporting justification for the upcoming budget period if additional funds are requested, a reduction of funds is anticipated, or a budget for the upcoming budget period was not approved at the time of award

3. A description of your plans for the conduct of the project during the upcoming budget period, if there are changes from the DOE approved application.

b. Continuation Funding. Continuation funding is contingent on (1) availability of funds appropriated by Congress for the purpose of this program; (2) the availability of future-year budget authority; (3) substantial progress towards meeting the objectives of your approved application; (4) submittal of required reports; and (5) compliance with the terms and conditions of the award.

NOTICE REGARDING THE PURCHASE OF AMERICAN-MADE EQUIPMENT AND PRODUCTS -- SENSE OF CONGRESS

It is the sense of the Congress that, to the greatest extent practicable, all equipment and products purchased with funds made available under this award should be American-made.

ENVIRONMENTAL, SAFETY AND HEALTH (ES&H) PERFORMANCE OF WORK AT DOE FACILITIES

With respect to the performance of any portion of the work under this award which is performed at a DOE-owned or controlled site, the recipient agrees to comply with all State and Federal ES&H regulations and with all other ES&H requirements of the operator of such site.

Prior to the performance on any work at a DOE-Owned or controlled site, the recipient shall contact the site facility manager for information on DOE and site specific ES&H requirements.

The recipient shall apply this term to its sub-recipients and contractors.

FUNDING OF BUDGET PERIODS

DOE has obligated $[] for completion of the Project authorized by this agreement, however, only $[] is available for work performed by the Recipient during Budget Period [] of the Project. For Budget Period [], the remainder or $[] will be available contingent upon (1) availability of funds appropriated by Congress for the purpose of this program; (2) the availability of future-year budget authority; (3) substantial progress towards meeting the objectives of your approved application; (4) submittal of required reports; (5) compliance with the terms and conditions of the award; (6).the submission by the Recipient of a continuation application; and (7) written approval of the continuation application by the DOE Contracting Officer.

In the event that the Recipient does not submit a continuation application for subsequent Budget Periods or DOE disapproves a continuation application for subsequent Budget Periods, the maximum DOE liability to the Recipient is the funds that are available for the current approved Budget Period(s). In such event, DOE reserves the right to deobligate any remaining funds.

INSURANCE COVERAGE (DECEMBER 2014)

See 2 CFR 200.310 for insurance requirements for real property and equipment acquired or improved with Federal funds.

EQUIPMENT (DECEMBER 2014)

Subject to the conditions provided in 2 CFR Part 200.313, title to equipment (property) acquired under a Federal award will vest conditionally with the non-Federal entity.

The non-Federal entity cannot encumber this property and must follow the requirements of 2 CFR Part 200.313 before disposing of the property.

States must use equipment acquired under a Federal award by the state in accordance with state laws and procedures.

Equipment must be used by the non-Federal entity in the program or project for which it was acquired as long as it is needed, whether or not the project or program continues to be supported by the Federal award. When no longer needed for the originally authorized purpose, the equipment may be used by programs supported by the Federal awarding agency in the priority order specified in 2 CFR Part 200.313(c)(1)(i) and (ii).

Management requirements, including inventory and control systems, for equipment are provided in 2 CFR Part 200.313(d).

When equipment acquired under a Federal award is no longer needed, the non-Federal entity must obtain disposition instructions from the Federal awarding agency or pass-through entity.

Disposition will be made as follows: (a) items of equipment with a current fair market value of $5,000 or less may be retained, sold, or otherwise disposed of with no further obligation to the Federal awarding agency; (b) Non-Federal entity may retain title or sell the equipment after compensating the Federal awarding agency as described in 2 CFR Part 200.313(e)(2); or (c) transfer title to the Federal awarding agency or to an eligible third Party as specified in CFR Part 200.313(e)(3).

See 2 CFR Part 200.313 for additional requirements pertaining to equipment acquired under a Federal award. Also see 2 CFR Part 200.439 Equipment and other capital expenditures.

See 2 CFR Part 910.360 for amended requirements for Equipment for For-Profit recipients.

SUPPLIES (DECEMBER 2014)

See 2 CFR Part 200.314 for requirements pertaining to supplies acquired under a Federal award.

See also § 200.453 Materials and supplies costs, including costs of computing devices.

INTANGIBLE PROPERTY (DECEMBER 2014)

Title to intangible property (as defined in 2 CFR Part 200.59) acquired under a Federal award vests upon acquisition in the non-Federal entity. Intangible property includes trademarks, copyrights, patents and patent applications.

See 2 CFR Part 200.315 for additional requirements pertaining to intangible property acquired under a Federal award.

Also see 2 CFR Part 910.362 for amended requirements for Intellectual Property for For-Profit recipients.

PROPERTY TRUST RELATIONSHIP (DECEMBER 2014)

Real property, equipment, and intangible property, that are acquired or improved with a Federal award must be held in trust by the non-Federal entity as trustee for the beneficiaries of the project or program under which the property was acquired or improved.

See 2 CFR Part 200.316 for additional requirements pertaining to real property, equipment, and intangible property acquired or improved under a Federal award.

INSOLVENCY, BANKRUPTCY OR RECEIVERSHIP

a. You shall immediately notify the DOE of the occurrence of any of the following events: (i) you or your parent's filing of a voluntary case seeking liquidation or reorganization under the Bankruptcy Act; (ii) your consent to the institution of an involuntary case under the Bankruptcy Act against you or your parent; (iii) the filing of any similar proceeding for or against you or your parent, or its consent to, the dissolution, winding-up or readjustment of your debts, appointment of a receiver, conservator, trustee, or other officer with similar powers over you, under any other applicable state or federal law; or (iv) your insolvency due to your inability to pay your debts generally as they become due.

b. Such notification shall be in writing and shall: (i) specifically set out the details of the occurrence of an event referenced in paragraph a; (ii) provide the facts surrounding that event; and (iii) provide the impact such event will have on the project being funded by this award.

c. Upon the occurrence of any of the four events described in the first paragraph, DOE reserves the right to conduct a review of your award to determine your compliance with the required elements of the award (including such items as cost share, progress towards technical project objectives, and submission of required reports). If the DOE review determines that there are significant deficiencies or concerns with your performance under the award, DOE reserves the right to impose additional requirements, as needed, including (i) change your payment method; or (ii) institute payment controls.

d. Failure of the Recipient to comply with this term may be considered a material noncompliance of this financial assistance award by the Contracting Officer.

PERFORMANCE OF WORK IN UNITED STATES

The Recipient agrees that at least []% of the direct labor cost for the project (including subrecipient labor) shall be incurred in the United States, unless the Recipient can demonstrate to the satisfaction of the Department of Energy that the United States economic interest will be better served through a greater percentage of the work being performed outside the United States.

REPORTING SUBAWARDS AND EXECUTIVE COMPENSATION

a. Reporting of first-tier subawards.

1. Applicability. Unless you are exempt as provided in paragraph d. of this award term, you must report each action that obligates $25,000 or more in Federal funds that does not include Recovery funds (as defined in section 1512(a)(2) of the American Recovery and Reinvestment Act of 2009, Pub. L. 111-5) for a subaward to an entity (see definitions in paragraph e. of this award term).

2. Where and when to report.

i. You must report each obligating action described in paragraph a.1. of this award term to http://www.fsrs.gov.

ii. For subaward information, report no later than the end of the month following the month in which the obligation was made. (For example, if the obligation was made on November 7, 2010, the obligation must be reported by no later than December 31, 2010.)

3. What to report. You must report the information about each obligating action that the submission instructions posted at http://www.fsrs.gov specify.

b. Reporting Total Compensation of Recipient Executives.

1. Applicability and what to report. You must report total compensation for each of your five most highly compensated executives for the preceding completed fiscal year, if

i. the total Federal funding authorized to date under this award is $25,000 or more;

ii. in the preceding fiscal year, you received;

(A) 80 percent or more of your annual gross revenues from Federal procurement contracts (and subcontracts) and Federal financial assistance subject to the Transparency Act, as defined at 2 CFR 170.320 (and subawards); and

(B) $25,000,000 or more in annual gross revenues from Federal procurement contracts (and subcontracts) and Federal financial assistance subject to the Transparency Act, as defined at 2 CFR 170.320 (and subawards); and

iii. The public does not have access to information about the compensation of the executives through periodic reports filed under section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a), 78o(d)) or section 6104 of the Internal Revenue Code of 1986. (To determine if the public has access to the compensation information, see the U.S. Security and Exchange Commission total compensation filings at http://www.sec.gov/answers/execomp.htm.)

2. Where and when to report. You must report executive total compensation described in paragraph b.1. of this award term:

i. As part of your registration profile at http://www.sam.gov.

ii. By the end of the month following the month in which this award is made, and annually thereafter.

c. Reporting of Total Compensation of Subrecipient Executives.

1. Applicability and what to report. Unless you are exempt as provided in paragraph d. of this award term, for each first-tier subrecipient under this award, you shall report the names and total compensation of each of the subrecipient's five most highly compensated executives for the subrecipient's preceding completed fiscal year, if;

i. in the subrecipient's preceding fiscal year, the subrecipient received;

(A) 80 percent or more of its annual gross revenues from Federal procurement contracts (and subcontracts) and Federal financial assistance subject to the Transparency Act, as defined at 2 CFR 170.320 (and subawards); and

(B) $25,000,000 or more in annual gross revenues from Federal procurement contracts (and subcontracts), and Federal financial assistance subject to the Transparency Act (and subawards); and

ii. The public does not have access to information about the compensation of the executives through periodic reports filed under section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a), 78o(d)) or section 6104 of the Internal Revenue Code of 1986. (To determine if the public has access to the compensation information, see the U.S. Security and Exchange Commission total compensation filings at http://www.sec.gov/answers/execomp.htm.)

2. Where and when to report. You must report subrecipient executive total compensation described in paragraph c.1. of this award term:

i. To the recipient.

ii. By the end of the month following the month during which you make the subaward. For example, if a subaward is obligated on any date during the month of October of a given year (i.e., between October 1 and 31), you must report any required compensation information of the subrecipient by November 30 of that year.

d. Exemptions

If, in the previous tax year, you had gross income, from all sources, under $300,000, you are exempt from the requirements to report:

i. Subawards,

and

ii. The total compensation of the five most highly compensated executives of any subrecipient.

e. Definitions. For purposes of this award term:

1. Entity means all of the following, as defined in 2 CFR part 25:

i. A Governmental organization, which is a State, local government, or Indian tribe;

ii. A foreign public entity;

iii. A domestic or foreign nonprofit organization;

iv. A domestic or foreign for-profit organization;

v. A Federal agency, but only as a subrecipient under an award or subaward to a non-Federal entity.

2. Executive means officers, managing partners, or any other employees in management positions.

3. Subaward:

i. This term means a legal instrument to provide support for the performance of any portion of the substantive project or program for which you received this award and that you as the recipient award to an eligible subrecipient.

ii. The term does not include your procurement of property and services needed to carry out the project or program (for further explanation, see Sec. __ .210 of the attachment to OMB Circular A-133, Audits of States, Local Governments, and Non-Profit Organizations).

iii. A subaward may be provided through any legal agreement, including an agreement that you or a subrecipient considers a contract.

4. Subrecipient means an entity that:

i. Receives a subaward from you (the recipient) under this award; and

ii. Is accountable to you for the use of the Federal funds provided by the subaward.

5. Total compensation means the cash and noncash dollar value earned by the executive during the recipient's or subrecipient's preceding fiscal year and includes the following (for more information see 17 CFR 229.402(c)(2)):

i. Salary and bonus.

ii. Awards of stock, stock options, and stock appreciation rights. Use the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with the Statement of Financial Accounting Standards No. 123 (Revised 2004) (FAS 123R), Shared Based Payments.

iii. Earnings for services under non-equity incentive plans. This does not include group life, health, hospitalization or medical reimbursement plans that do not discriminate in favor of executives, and are available generally to all salaried employees.

iv. Change in pension value. This is the change in present value of defined benefit and actuarial pension plans.

v. Above-market earnings on deferred compensation which is not tax-qualified.

vi. Other compensation, if the aggregate value of all such other compensation (e.g. severance, termination payments, value of life insurance paid on behalf of the employee, perquisites or property) for the executive exceeds $10,000.

SYSTEM FOR AWARD MANAGEMENT AND UNIVERSAL IDENTIFIER REQUIREMENTS

A. Requirement for System for Award Management (SAM) Unless exempted from this requirement under 2 CFR 25.110, the prime recipient must remain registered and maintain current information in SAM for the entire period of performance of the award. This includes providing information on the prime recipient's immediate and highest level owner and subsidiaries, as well as on all of its predecessors that have been awarded a Federal contract or Federal financial assistance agreements within the last three years, if applicable, until the prime recipient submits the final financial report required under this award or receives the final payment, whichever is later. This requires the prime recipient to review its information in SAM at least annually after the initial registration, and to update its information as soon as there are changes. Reviews and updates may be required more frequently due to changes in recipient information or as required by another award term.

B. Requirement for Unique Entity Identifier

If authorized to make subawards under this award, the prime recipient:

1. Must notify potential subrecipients that no entity (see definition in paragraph C of this award term) may receive a subaward until the entity has provided its unique entity identifier to the prime recipient.

2. Must not make a subaward to an entity unless the entity has provided its unique entity identifier to the prime recipient. Subrecipients are not required to obtain an active SAM registration, but must obtain a unique entity identifier.

C. Definitions

For purposes of this term:

1. System for Award Management (SAM) means the Federal repository into which a recipient must provide information required for the conduct of business as a recipient. Additional information about registration procedures may be found at the SAM internet site (currently at https://www.sam.gov).

2. Unique Entity Identifier means the identifier assigned by SAM to uniquely identify business entities.

3. Entity includes non-Federal entities as defined at 2 CFR 200.1 and also includes all of the following for purposes of this part:

   a. A foreign organization;

   b. A foreign public entity;

   c. A domestic for-profit organization; and

   d. A Federal agency.

4. Subaward has the meaning given in 2 CFR 200.1.

5. Subrecipient has the meaning given in 2 CFR 200.1.

FINAL INCURRED COST AUDIT (DECEMBER 2014)

In accordance with 2 CFR Part 200 as amended by 2 CFR Part 910, DOE reserves the right to initiate a final incurred cost audit on this award. If the audit has not been performed or completed prior to the closeout of the award, DOE retains the right to recover an appropriate amount after fully considering the recommendations on disallowed costs resulting from the final audit.

SUBAWARDS TO DOE NATIONAL LABORATORIES

For the purposes of the subaward(s) to [], the recipient shall use the Department's Work for Others program and the terms and conditions established for that program.

LOBBYING RESTRICTIONS (MARCH 2012)

By accepting funds under this award, you agree that none of the funds obligated on the award shall be expended, directly or indirectly, to influence congressional action on any legislation or appropriation matters pending before Congress, other than to communicate to Members of Congress as described in 18 U.S.C. 1913. This restriction is in addition to those prescribed elsewhere in statute and regulation.

CORPORATE FELONY CONVICTION AND FEDERAL TAX LIABILITY ASSURANCES (MARCH 2014)

By entering into this agreement, the undersigned attests that [] has not been convicted of a felony criminal violation under Federal law in the 24 months preceding the date of signature.

The undersigned further attests that [] does not have any unpaid Federal tax liability that has been assessed, for which all judicial and administrative remedies have been exhausted or have lapsed, and that is not being paid in a timely manner pursuant to an agreement with the authority responsible for collecting the tax liability.

For purposes of these assurances, the following definitions apply:

A Corporation includes any entity that has filed articles of incorporation in any of the 50 states, the District of Columbia, or the various territories of the United States [but not foreign corporations]. It includes both for-profit and non-profit organizations.

NONDISCLOSURE AND CONFIDENTIALITY AGREEMENTS ASSURANCES (JUNE 2015)

(1) By entering into this agreement, the undersigned attests that [] does not and will not require its employees or contractors to sign internal nondisclosure or confidentiality agreements or statements prohibiting or otherwise restricting its employees or contactors from lawfully reporting waste, fraud, or abuse to a designated investigative or law enforcement representative of a Federal department or agency authorized to receive such information.

(2) The undersigned further attests that [] does not and will not use any Federal funds to implement or enforce any nondisclosure and/or confidentiality policy, form, or agreement it uses unless it contains the following provisions:

a.''These provisions are consistent with and do not supersede, conflict with, or otherwise alter the employee obligations, rights, or liabilities created by existing statute or Executive order relating to (1) classified information, (2) communications to Congress, (3) the reporting to an Inspector General of a violation of any

law, rule, or regulation, or mismanagement, a gross waste of funds, an abuse of authority, or a substantial and specific danger to public health or safety, or (4) any other whistleblower protection. The definitions, requirements, obligations, rights, sanctions, and liabilities created by controlling Executive orders and statutory provisions are incorporated into this agreement and are controlling.''

b. The limitation above shall not contravene requirements applicable to Standard Form 312, Form 4414, or any other form issued by a Federal department or agency governing the nondisclosure of classified information.

c. Notwithstanding provision listed in paragraph (a), a nondisclosure or confidentiality policy form or agreement that is to be executed by a person connected with the conduct of an intelligence or intelligence-related activity, other than an employee or officer of the United States Government, may contain provisions appropriate to the particular activity for which such document is to be used. Such form or agreement shall, at a minimum, require that the person will not disclose any classified information received in the course of such activity unless specifically authorized to do so by the United States Government. Such nondisclosure or confidentiality forms shall also make it clear that they do not bar disclosures to Congress, or to an authorized official of an executive agency or the Department of Justice, that are essential to reporting a substantial violation of law.

REPORTING OF MATTERS RELATED TO RECIPIENT INTEGRITY AND PERFORMANCE (DECEMBER 2015)

a. General Reporting Requirement

If the total value of your currently active grants, cooperative agreements, and procurement contracts from all Federal awarding agencies exceeds $10,000,000 for any period of time during the period of performance of this Federal award, then you as the recipient during that period of time must maintain the currency of information reported to the System for Award Management (SAM) that is made available in the designated integrity and performance system (currently the Federal Awardee Performance and Integrity Information System (FAPIIS)) about civil, criminal, or administrative proceedings described in paragraph 2 of this award term and condition. This is a statutory requirement under section 872 of Public Law 110-417, as amended (41 U.S.C. 2313). As required by section 3010 of Public Law 111-212, all information posted in the designated integrity and performance system on or after April 15, 2011, except past performance reviews required for Federal procurement contracts, will be publicly available.

b. Proceedings About Which You Must Report

Submit the information required about each proceeding that:

1. Is in connection with the award or performance of a grant, cooperative agreement, or procurement contract from the Federal Government;

2. Reached its final disposition during the most recent five year period; and

3. Is one of the following:

(A) A criminal proceeding that resulted in a conviction, as defined in paragraph 5 of this award term and condition;

(B) A civil proceeding that resulted in a finding of fault and liability and payment of a monetary fine, penalty, reimbursement, restitution, or damages of $5,000 or more;

(C) An administrative proceeding, as defined in paragraph 5. of this award term and condition, that resulted in a finding of fault and liability and your payment of either a monetary fine or penalty of $5,000 or more or reimbursement, restitution, or damages in excess of $100,000; or

(D) Any other criminal, civil, or administrative proceeding if:

(i) It could have led to an outcome described in paragraph 2.c.(1), (2), or (3) of this award term and condition;

(ii) It had a different disposition arrived at by consent or compromise with an acknowledgment of fault on your part; and

(iii) The requirement in this award term and condition to disclose information about the proceeding does not conflict with applicable laws and regulations.

c. Reporting Procedures

Enter in the SAM Entity Management area the information that SAM requires about each proceeding described in paragraph 2 of this award term and condition. You do not need to submit the information a second time under assistance awards that you received if you already provided the information through SAM because you were required to do so under Federal procurement contracts that you were awarded.

d. Reporting Frequency

During any period of time when you are subject to the requirement in paragraph 1 of this award term and condition, you must report proceedings information through SAM for the most recent five year period, either to report new information about any proceeding(s) that you have not reported previously or affirm that there is no new information to report. Recipients that have Federal contract, grant, and cooperative agreement awards with a cumulative total value greater than $10,000,000 must disclose semiannually any information about the criminal, civil, and administrative proceedings.

e. Definitions

For purposes of this award term and condition:

1. Administrative proceeding means a non-judicial process that is adjudicatory in nature in order to make a determination of fault or liability (e.g., Securities and Exchange Commission Administrative proceedings, Civilian Board of Contract Appeals proceedings, and Armed Services Board of Contract Appeals proceedings). This includes proceedings at the Federal and State level but only in connection with performance of a Federal contract or grant. It does not include audits, site visits, corrective plans, or A. Reporting of Matters Related to Recipient Integrity and Performance.

2. Conviction, for purposes of this award term and condition, means a judgment or conviction of a criminal offense by any court of competent jurisdiction, whether entered upon a verdict or a plea, and includes a conviction entered upon a plea of nolo contendere.

3. Total value of currently active grants, cooperative agreements, and procurement contracts includes—

(A) Only the Federal share of the funding under any Federal award with a recipient cost share or match; and

(B) The value of all expected funding increments under a Federal award and options, even if not yet exercised.